EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-39925, 33-93662, 333-15823, 333-71881 and
333-88203) and Form S-3 (File No. 333-63996) of our reports dated January 24, 2002, except for Note 6, which is as of March 18, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP



San Jose, California
March 18, 2002

















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